SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  The following press release was issued on February 14, 2005, by Cedar Fair, L.P. announcing the appointment of Jacob T. (Jack) Falfas to the newly created position of chief operating officer, as well as several other organizational changes.

For Immediate Release

February 14, 2005

Contacts: Brian Witherow (419) 627-2173

Stacy Frole (419) 627-2227

CEDAR FAIR, L.P. ANNOUNCES ORGANIZATIONAL CHANGES

SANDUSKY, OHIO, February 14, 2005 -- Cedar Fair, L.P. (NYSE: FUN), a publicly traded partnership which owns and operates seven amusement parks and five water parks, today announced several organizational changes within the Partnership, including the promotions of Jacob (Jack) Falfas to chief operating officer and Wayne Olcott to corporate vice president of accommodations.

Jack Falfas, 53, will assume the newly created position of chief operating officer effective April 4, 2005, and will oversee operations at all of the Partnership's parks. Falfas has been with Cedar Fair since 1976 and has served as vice president and general manager of West Coast Operations since 2000. From 1997 to 2000, he served as vice president and general manager of Knott's Berry Farm.

Assuming Falfas' position as vice president and general manager of West Coast Operations will be Gregg Picon, who has been with Cedar Fair since it acquired Knott's Berry Farm in late 1997. Picon, 39, has been associated with Knott's since 1981 and has spent the past four years as general manager of the Partnership's Knott's Soak City water park in Palm Springs, California.

Wayne Olcott, 56, will assume the newly created position of corporate vice president of accommodations effective April 4, 2005. He has been with Cedar Fair since 1999 and has served as vice president of accommodations at the Partnership's flagship park, Cedar Point, since that time. In his new position, Olcott will have the additional responsibility of overseeing resort accommodations at the Partnership's other parks.

"I am very pleased to announce the promotions of Jack Falfas, Wayne Olcott and Gregg Picon," said Dick Kinzel, chairman, president and chief executive officer. "Each has been associated with Cedar Fair for a number of years, and I know they are well prepared for the responsibilities and challenges they will face in their new roles."

The Partnership also announced the upcoming retirements of Dan Keller, vice president and general manager of Cedar Point Resort, and Dick Collingwood, corporate vice president of administration. Keller, who has been with Cedar Fair for more than 30 years and has served as general manager of Cedar Point since 2000, is retiring effective March 11, 2005. Collingwood, who has also been with Cedar Fair for more than 30 years, will be retiring effective September 5, 2005. "I have worked closely with Dan and Dick over many years," said Kinzel. "Their service and dedication to the company throughout their careers have been invaluable, and I wish them well in retirement." The Partnership is currently finalizing transition plans for both positions and will make a formal announcement as to those plans in the near future.

Cedar Fair's seven amusement parks are Cedar Point, located on Lake Erie between Cleveland and Toledo; Knott's Berry Farm near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom near Allentown, Pennsylvania; Geauga Lake near Cleveland, Ohio; Valleyfair near Minneapolis/St. Paul; Worlds of Fun, located in Kansas City, Missouri; and Michigan's Adventure near Muskegon, Michigan. The Partnership's water parks are located near San Diego and in Palm Springs, California, and adjacent to Cedar Point, Knott's Berry Farm and Worlds of Fun. Cedar Fair also owns and operates the Castaway Bay Indoor Waterpark Resort in Sandusky, Ohio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President, Finance and Chief Financial Officer

Date: February 14, 2005